Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended December 31, 2010 and 2009,

the Quarter ended September 30, 2010 and

the Years Ended December 31, 2010 and 2009

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2010
Composite Materials	$125.9	$62.9	$51.8	$240.6
Engineered Products	48.2	21.3	0.9	70.4
Total	$174.1	$84.2	$52.7	$311.0
	56%	27%	17%	100%

Third Quarter 2010
Composite Materials	$110.3	$52.6	$61.7	$224.6
Engineered Products	47.3	21.8	0.8	69.9
Total	$157.6	$74.4	$62.5	$294.5
	54%	25%	21%	100%

Fourth Quarter 2009
Composite Materials	$94.9	$51.4	$56.3	$202.6
Engineered Products	42.2	21.6	0.2	64.0
Total	$137.1	$73.0	$56.5	$266.6
	52%	27%	21%	100%

Year Ended December 31, 2010
Composite Materials	$459.4	$229.3	$215.8	$904.5
Engineered Products	185.3	81.2	2.6	269.1
Total	$644.7	$310.5	$218.4	$1,173.6
	55%	26%	19%	100%

Year Ended December 31, 2009
Composite Materials	$384.7	$220.5	$251.3	$856.5
Engineered Products	171.5	78.9	1.4	251.8
Total	$556.2	$299.4	$252.7	$1,108.3
	50%	27%	23%	100%